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                                                                   Exhibit 10(8)

                                 AMENDMENT TO
                             THE MEAD CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

     WHEREAS, The Mead Corporation ("Mead") established The Mead Corporation Deferred Compensation Plan for Directors (the "Plan") and subsequently amended the Plan, and

     WHEREAS, Mead desires to further amend the Plan pursuant to the power reserved to Mead's Compensation Committee by Section 7 of the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective as of October 26, 2001, as follows:

     1. Section 4(a), first paragraph, second sentence is revised to add "Except as otherwise provided in the Plan," at the beginning thereof.

     2. Section 4(c), first paragraph, first sentence is revised to add "Except as otherwise provided in the Plan" at the beginning thereof.

     3. Section 5(c) is revised to add a new third paragraph to read as follows:

          Notwithstanding any provision in the Plan to the contrary but subject to this Section 5(c), second paragraph (except as otherwise specifically provided in this paragraph), a former or current Director can revise the Deferral Date and the number of installments (including a lump sum payment) to receive earned compensation that has been deferred as follows:

               (i) prior to a Change in Control, a former or current Director may revise a previously elected Deferral Date and number of installments (such revision being permitted to include receiving all or a portion of an account in a lump sum following a Change in Control and prior to termination of service), provided that any such revision is effective only for distributions on or following a Change in Control and occurring during January 2003 and thereafter and with respect to all or a portion of the balance of such Director's account on a Change in Control; and

               (ii) at least three months prior to termination of service as a Director (whether before or after a Change in Control), a current Director may file such revision with respect to the balance of such Director's account on such termination of service.

               A Director can make revisions in accordance with this subsection on a form furnished by and filed with the person responsible for administering the Plan at any time prior to the dates stated in this subsection 5(c).

     4. Section 7 is revised to (a) delete the word "and" and insert a comma in substitute thereof, (b) delete the period at the end of the sentence and insert the word "and" in substitute thereof and (c) add the following at the end, "a former or current Director's right to make or request revisions in accordance with Sections 4 and 5 shall continue."